Exhibit 10.2

THIRD AMENDMENT

TO THE

FAIRPORT SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT

AGREEMENT

DATED JULY 30, 2010

FOR

KEVIN MARONEY

THIS THIRD AMENDMENT is entered into this 19th day of December, 2019, by and between FAIRPORT SAVINGS BANK (the “Bank”), a savings bank located in Fairport, New York, and KEVIN MARONEY (the “Executive”).

WHEREAS, the Bank and the Executive executed the Supplemental Executive Retirement Agreement on July 30, 2010 (the “Agreement”);

WHEREAS, Article 8.1 of the Agreement provides that the Agreement may be amended upon mutual consent of the parties thereto; and

WHEREAS, the parties now desire to amend the Agreement for the purpose of providing an enhanced benefit to the Executive in the event of a Change in Control (as defined in the Agreement) followed within two years by Executive’s separation from service prior to the Executive attaining age 65;

NOW, THEREFORE, it is agreed by and between the Bank and the Executive as follows:

Article 2.4.1 of the Agreement shall be amended and replaced as follows:

2.4.1  Amount of Benefit. The benefit under this Section 2.4 is Six Hundred Thousand Dollars ($600,000).

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date indicated above.

EXECUTIVE:	BANK:
FAIRPORT SAVINGS BANK

/s/ Kevin Maroney	/s/ Angela M. Krezmer
Kevin Maroney	By: Angela M. Krezmer
President and Chief Executive Officer	Title: Senior Vice President and Chief Financial Officer